Wexford Capital LLC
Javelin Pharmaceuticals Inc. ("JVPH")
November 14, 2005

Joint Filer Information

1.    Name:     Joseph Jacobs
      Address:  c/o Wexford Capital LLC
                411 West Putnam Avenue, Suite 125
                Greenwich, CT 06830

2.    Name:     Charles Davidson
      Address:  c/o Wexford Capital LLC
                411 West Putnam Avenue, Suite 125
                Greenwich, CT 06830

Designated Filer:          Wexford Capital LLC
Issuer & Ticker Symbol:    Javelin Pharmaceuticals Inc. ("JVPH")
Date of Event Requiring Statement:  November 7, 2005

NOTE (3) Wexford Capital may, by reason of its status as investment advisor to Theta Investors and Wexford Spectrum, be deemed to beneficially own the shares of Common Stock of which Theta Investors and Wexford Spectrum possess beneficial ownership. Each of Charles E. Davidson and Joseph M. Jacobs may, by reason of his status as a controlling person of Wexford Capital, be deemed to beneficially own the shares of Common Stock of which Theta Investors and Wexford Spectrum possess beneficial ownership. Each of Charles E. Davidson, Joseph M. Jacobs and Wexford Capital shares the power to vote and to dispose of the shares of Common Stock Theta Investors and Wexford Spectrum beneficially own.

            Wexford Capital LLC, Charles Davidson, and Joseph Jacobs, own directly no shares of Common Stock. Pursuant to Investment Agreements, Wexford Capital LLC has all investment and voting power with respect to the Securities held by Theta Investors LLC and Wexford Spectrum Investors LLC. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, each of Wexford Capital LLC, Charles Davidson, and Joseph Jacobs may be deemed to beneficially own 4,790,420 shares of Common Stock. Each of Wexford Capital LLC, Charles Davidson, and Joseph Jacobs disclaim beneficial ownership of any securities covered by this Form 3.




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Joseph Jacobs


By:  /s/ Joseph Jacobs                                  11/14/05
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** Signature of Reporting Person                   Date




Charles Davidson


By:  /s/ Charles Davidson                                11/14/05
   -----------------------------                   -----------------------------
** Signature of Reporting Person                   Date